Exhibit 10.4

MASTER LEASE AGREEMENT

(OCOM Hospital and OCOM Physical Therapy)

by and between

GMR OKLAHOMA CITY, LLC,
a Delaware limited liability company,
as Landlord

and

CRUSE-TWO, L.L.C.,
an Oklahoma limited liability company,
as Tenant

dated as of

__________________, 2017

8100 South Walker Avenue, Buildings B and C
Oklahoma City, Oklahoma 73139

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9.4	Trade Fixtures and Equipment	11
9.5	Liens	11
9.6	Compliance with Laws	11

Article X. ENTRY AND INSPECTION BY LANDLORD		12
10.1	Entry	12

Article XI. SIGNS		12
11.1	Signs	12

Article XII. INDEMNIFICATION		12
12.1	Indemnity	12

Article XIII. INSURANCE		13
13.1	Insurance Required	13
13.2	No Increase	13
13.3	Waiver of Subrogation	13
13.4	Exemption of Landlord from Liability	13

Article XIV. FIRE OR OTHER CASUALTY		13
14.1	Damage; Repair	13
14.2	Abatement	14
14.3	Waiver	14

Article XV. ENCUMBRANCES		14
15.1	Landlord’s Consent Required	14

Article XVI. CONDEMNATION		14
16.1	Condemnation	14
16.2	Termination	14
16.3	Award	14

Article XVII. SUBLEASE, TRANSFER OR ASSIGNMENT		15
17.1	Landlord’s Consent Required	15
17.2	Notice of Sublease, Transfer or Assignment	16
17.3	Rent	17
17.4	Documentation	17
17.5	No Termination of OCOM Sublease	17
17.6	Definition of Sublease, Transfer or Assignment	17
17.7	REIT Protection	17
17.8	Additional Terms and Conditions Applicable to Subletting	18
17.9	Assignment by Landlord	18

Article XVIII. SUBORDINATION/ATTORNMENT		18
18.1	Subordination	18
18.2	Modification Upon Refinance	19
18.3	Foreclosure Sale	19
18.4	Self-Operative	19
18.5	Cooperation	19

Article XIX. DEFAULT AND REMEDIES		19
19.1	Default	19

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19.2	Remedies	20

Article XX. SECURITY MEASURES		22
20.1	Security Measures	22

Article XXI. MISCELLANEOUS		22
21.1	Estoppel Certificates	22
21.2	Interest Rate	22
21.3	Default by Landlord; Liability of Landlord	22
21.4	Binding Effect	23
21.5	No Venture/Partnership	23
21.6	Choice of Law and Venue	23
21.7	Notices	23
21.8	Construction	23
21.9	Attorneys’ Fees	23
21.10	Waiver	24
21.11	Integration; Amendments	24
21.12	Severability	24
21.13	Brokerage	24
21.14	Force Majeure	25
21.15	Holding Over	25
21.16	No Recordation	25
21.17	Time is of the Essence	25
21.18	Waiver of Jury Trial	25
21.19	Authorization	26
21.20	ADA	26
21.21	Counterparts	26
21.22	Tenant’s Representations and Warranties	26
21.23	Multiple Parties	26
21.24	Covenants and Conditions	26
21.25	Survival	26
21.26	Assignment of Rents	26
21.27	Business Day	27
21.28	Guarantor	27
21.29	Reservations	27
21.30	Waiver of Right of Redemption	27
21.31	Matters of Record	27

EXHIBIT A	–	DEPICTION OF PREMISES

EXHIBIT B	–	ASSESSMENT REPORT

EXHIBIT C	–	RENT DIRECTION LETTER

SCHEDULES:

SCHEDULE 4.8		PAYMENT ACCOUNT

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Article I.
LEASE DEFINITIONS AND SUMMARY

(a) Landlord:	GMR OKLAHOMA CITY, LLC, a Delaware limited liability company

(b) Tenant:	Cruse-Two, L.L.C., an Oklahoma limited liability company

(c) Building:	OCOM Hospital: Building C, 8100 South Walker Avenue, Oklahoma City, Oklahoma 73139, and OCOM Physical Therapy: Building B, 8100 South Walker Avenue, Oklahoma City, Oklahoma 73139

(d) Premises:	Approximately 71,912 rentable square feet, as depicted on Exhibit “A”

(e) Term:	Five (5) years and ___ (__) months. There shall be no renewal options

(f) Commencement Date:	____________________, 2017

(g) Expiration Date:	February 28, 2022

(h) Minimum Monthly Rent:	OCOM Rent (to be paid directly by Subtenant):

________, 2017-February 28, 2017	$190,083.95 per month
March 1, 2017-July 31, 2017	$191,240.31 per month
August 1, 2017-August 31, 2017	$191,734.49 per month
September 1, 2017-February 28, 2018	$192,729.27 per month
March 1, 2018-February 28, 2019	$195,415.93 per month
March 1, 2019-July 31, 2019	$196,595.54 per month
August 1, 2019-August 31, 2019	$197,109.68 per month
September 1, 2019-February 28, 2020	$198,144.65 per month
March 1, 2020-July 31, 2020	$199,336.05 per month
August 1, 2020-August 31, 2020	$199,860.47 per month
September 1, 2020-February 28, 2021	$200,916.14 per month
March 1, 2021-July 31, 2021	$202,199.46 per month
August 1, 2021-August 31, 2021	$202,654.37 per month
September 1, 2021-February 28, 2022	$203,731.16 per month

Additional Minimum Monthly Rent (to be paid by Tenant):

________, 2017-February 28, 2018	$69,550 per month
March 1, 2018-February 28, 2019	$70,537 per month
March 1, 2019-February 29, 2020	$71,540 per month
March 1, 2020-February 28, 2021	$72,559 per month
March 1, 2021-February 28, 2022	$73,594 per month

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(i) Security Deposit:	None

(j) Tenant’s address for notice:	8100 S. Walker Oklahoma City, Oklahoma 73139 Attention: Anthony L. Cruse

(k) Landlord’s address for notice:	Global Medical REIT, Inc. 4800 Montgomery Lane, Suite 450 Bethesda, Maryland 20814 Attention: Alfonzo Leon or at such other place as Landlord may hereafter designate in writing.

(l) Guarantor:	None

(m) Broker(s):	Tenant’s Broker: None Landlord’s Broker: None

(n) Use:	Short-stay hospital, rehabilitation, wellness or alternative care services, other healthcare services, ancillary services and related services including, without limitation, physician offices, administrative offices and pharmacies

(o) Parking:	All surface parking spaces at the Premises

(p) Subtenant	Oklahoma Center for Orthopedic & Multi-Specialty Surgery, LLC, an Oklahoma limited liability company

(q) OCOM Sublease	Amended and Restated Building Lease dated as of September 1, 2014 by and between Tenant, as “Landlord” and Subtenant, as “Tenant”

Article II.
PREMISES

2.1           The Premises.   Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, for the Term and upon the agreements, terms and conditions of this Lease. The Premises is depicted on Exhibit “A,” which is attached hereto and incorporated herein by this reference. The Premises has the address and contains the square footage specified in Article I above; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less.

The Premises shall be leased by Tenant in “As Is,” “Where Is” and “With all Faults” condition and without any representation, express or implied warranty of any kind or nature as to the condition, use or occupancy which may be made thereof and without any improvements or alterations by Landlord. Prior to the Commencement Date, Landlord caused a property condition assessment to be performed by a professional commercial property inspector for the Premises (the “Assessment Report”), which sets forth the results of such assessment and the inspector’s recommended repairs and maintenance to the Premises, if any. A copy of the Assessment Report, which has been accepted by Landlord and Tenant, is attached as Exhibit “B” to this Lease. Landlord and Tenant acknowledge that the Assessment Report serves as conclusive evidence of the condition of the Premises as of the Commencement Date of this Lease.

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No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

Tenant hereby waives and disclaims any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises, the Building or the Project or the suitability of same for Tenant’s purposes. Furthermore, Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises, the Building and the Project in its decision to enter into this Lease and let the Premises, and the continuing possession of the Premises by Tenant conclusively establishes that the Premises, the Building and the Project were in good and satisfactory condition for the use intended by Tenant as of the Commencement Date.

2.2           Landlord Reservation of Rights.   Landlord shall have no obligation, but hereby reserves the right, from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises.

2.3           OCOM Sublease.   The parties hereto acknowledge and agree that the OCOM Sublease is an absolute Triple Net Lease and that Tenant, as “Landlord” thereunder, contemplates that Subtenant is responsible thereunder for property taxes, insurance, and utilities, and furnishing all trade fixtures, equipment, furnishings, and expendables required by Subtenant in connection with its business and occupancy of the Premises as well as for all maintenance, cleaning, repairs, renovations, retrofitting, replacement and preservation of the Premises which are required to maintain the Premises in same order, condition and repair as of the Possession Date  (the “Possession Date Condition”), as confirmed by the Assessment Report attached as Exhibit “B” to this Lease. Accordingly, notwithstanding anything herein to the contrary, the parties intend to the fullest extent possible that (a) such obligations shall be the obligations of Subtenant, and not the obligations of Tenant, (b) to the extent any such obligations are imposed on Tenant under this Lease, such obligations shall be coextensive with (and shall not exceed) Subtenant’s obligations under the OCOM Sublease, and Subtenant’s performance of such obligations under the OCOM Sublease shall satisfy Tenant’s obligations under this Lease, and (c) if Subtenant fails to perform such obligations under the OCOM Sublease, such failure shall not constitute a default by Tenant under this Lease and Landlord’s remedy shall be to reasonably direct Tenant to exercise on behalf of Landlord the rights and remedies to which Tenant, as “Landlord,” is entitled under the OCOM Sublease as provided in this Section; provided, that in clarification of the foregoing, (i) nothing in this Lease is intended to limit or excuse Subtenant from performing any obligations under the OCOM Sublease, and (ii) Subtenant’s failure to perform any obligations under the OCOM Sublease shall not excuse Tenant from its obligations to pay Additional Monthly Minimum Rent under this Lease.

Promptly upon becoming aware of facts or circumstances arising due to a noncompliance with the OCOM Sublease by Subtenant (a “Subtenant Default”), each of Landlord and Tenant shall promptly provide written notice to the other party of the Subtenant Default. Tenant, as sublandlord under the OCOM Sublease, shall take such action in response to a Subtenant Default as reasonably directed by Landlord; provided however, Landlord and Tenant shall reasonably cooperate with one another in coordinating the response to a Subtenant Default. Landlord and Tenant acknowledge and agree that Landlord shall have the right to reasonably direct the exercise of rights and performance of obligations of Tenant as sublandlord under the OCOM Sublease; provided however, Landlord shall indemnify, defend, and hold Tenant harmless from and against any liabilities incurred by Tenant arising, whether directly or indirectly, from Tenant taking action or inaction as sublandlord under the OCOM Sublease to the extent directed by Landlord in accordance with this Section.

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2.4           Parking

(a)          Parking Rights.   Provided that Tenant shall not then be in Default under the terms and conditions of the Lease, Tenant shall have a license to use for the parking of standard size passenger automobiles, pick-up trucks, vans and sport utility vehicles all surface parking spaces at the Premises, including the number of non-exclusive and undesignated parking spaces, if any, set forth in the Basic Lease Information in the Parking Areas; provided, however, that Landlord shall not be required to enforce Tenant’s right to use such parking spaces; and, provided further, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event affecting such Parking Areas or any modifications made by Landlord to such Parking Areas. All unreserved spaces will be on a first-come, first-served basis in common with other tenants of and visitors, clients and/or customers (collectively, “Visitors”) to the Building in parking spaces provided by Landlord from time to time in the Parking Areas. In the event Tenant is granted the use of exclusive and designated parking spaces, as indicated in the Basic Lease Information, then such spaces shall be located in the area(s) designated by Landlord from time to time.

(b)          Indemnification; Waiver.   The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, on, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever, and Tenant hereby waives any claim for or in respect to the above and against all Claims arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against all Claims which Landlord may incur in connection with or arising out of Tenant’s or its Visitors’ use of the Parking Areas pursuant to this Lease. Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

(c)          Governmental Fees.   In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall cause Subtenant to pay such tax, surcharge or regulatory fee as Additional Rent under this Lease, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Additional Minimum Monthly Rent payments if permitted by such governmental authority).

(d)          Risk; No Bailment.   All motor vehicles (including all contents thereof) shall be parked in the spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles. Landlord shall have no liability whatsoever for any property damage or personal injury which might occur as a result of or in connection with the parking and use of motor vehicles in any of the parking spaces, and Tenant hereby agrees to defend Landlord and reimburse Landlord for any and all costs, claims, expenses, or causes of action which Landlord may incur in connection with or arising out of Tenant’s use of the parking spaces pursuant to this Lease. It is further agreed that this Article shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant hereby with respect to the parking spaces is that of licensor and licensee, respectively.

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Article III.
TERM AND COMMENCEMENT DATE

3.1           Term.   The term of this Lease (the “Term”) shall commence on the Commencement Date as set forth in Article I of this Lease (the “Commencement Date”) and shall terminate on the Expiration Date as set forth in Article I of this Lease (the “Expiration Date”), unless terminated earlier as provided in this Lease. Upon the Expiration Date of this Lease, or upon Tenant’s payment in full of all monetary obligations under this Lease, (1) this Lease shall terminate, and (2) Tenant shall assign, and Landlord shall assume, Tenant’s interest as “Landlord” under the OCOM Sublease, which shall thereafter continue in effect pursuant to its terms and conditions. If the OCOM Sublease terminates prior to the Expiration Date, this Lease also shall terminate; provided, however, Tenant shall be obligated to pay to Landlord as scheduled all remaining Additional Minimum Monthly Rent that would have been due and payable to Landlord through the Expiration Date of this Lease.

3.2           Possession   This Lease is being entered into concurrently with the closing of a purchase and sale transaction pursuant to which Landlord acquired the fee interest in the Premises from Tenant (the “Closing”). Accordingly, Tenant acknowledges that Tenant has been in possession of the Premises prior to the Commencement Date.

Article IV.
RENT

4.1           Minimum Monthly Rent.

(a)          OCOM Rent.   The OCOM Rent portion of the Minimum Monthly Rent will be payable from the Base Rent to be paid by the Subtenant under the OCOM Sublease, which Subtenant will pay directly to Landlord pursuant to a rent direction letter in the form attached as Exhibit “C” to this Lease (the “Rent Direction Letter”). If Subtenant defaults in its obligation to pay the OCOM Rent to Landlord in accordance with the Rent Direction Letter, Tenant, as sublandlord under the OCOM Sublease, shall take such action in response to such Subtenant Default as reasonably directed by Landlord in accordance with Section 2.3 of this Lease.

(b)          Additional Minimum Monthly Rent.   Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America without setoff, offset, deduction, prior notice, or demand, in advance on the first (1st) day of each calendar month beginning with the Commencement Date, Additional Minimum Monthly Rent, plus applicable city and state taxes. The obligation of Tenant to pay Additional Minimum Monthly Rent shall be independent of every other obligation contained in this Lease and shall be independent of any amounts paid by any subtenant, licensee or any other party in possession of the Premises under the OCOM Sublease or any other sublease, license agreement or otherwise, and Tenant shall not be entitled to an offset against Additional Minimum Monthly Rent for any amounts due or to become due from Landlord. Notwithstanding any practice of Landlord from time to time of issuing to Tenant courtesy statements setting forth Additional Minimum Monthly Rent due, Tenant’s obligation to pay Additional Minimum Monthly Rent by its due date shall not be conditioned on Tenant’s receipt of any such statement. Landlord’s acceptance of less than the correct amount of Additional Minimum Monthly Rent shall be considered a payment on account of the earliest Additional Minimum Monthly Rent due. No payment by Tenant or receipt by Landlord of a lesser amount than the Additional Minimum Monthly Rent then due shall be deemed to be other than on account of the Additional Minimum Monthly Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Additional Minimum Monthly Rent or pursue any other remedy provided in this Lease. In addition, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed on Additional Minimum Monthly Rent or Additional Rent by any city, county, state or other governmental authority, which payments shall be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease and shall be paid to Landlord concurrently with the payment of Additional Minimum Monthly Rent or Additional Rent upon which such tax is based. Tenant may prepay Additional Minimum Monthly Rent in whole or in part at any time, and from time to time during the term of this Lease, without any prepayment premium or penalty.

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4.2           Proration.   If the Commencement Date is other than the first (1st) day of a month, Additional Minimum Monthly Rent for that month will be prorated on a per diem basis and will be payable on the Commencement Date for the initial partial month, and the Expiration Date will be extended by the remainder of any partial calendar month in which the Commencement Date occurs.

4.3           Additional Rent.   All payments other than Additional Minimum Monthly Rent required of Tenant under this Lease shall constitute additional rent (“Additional Rent”) due and payable within ten (10) days of written demand. “Rent” shall mean all monetary obligations of Tenant under this Lease.

4.4           Operating Expenses; Property Taxes; Insurance

(a)          Operating Expenses.   Except as expressly set forth in this Lease, Tenant shall cause Subtenant to pay all costs of operation, management, maintenance, repair and replacement of the Building, the Premises, parking areas, real property, and improvements of which the Premises are a part.

(b)          Taxes.   Tenant shall cause Subtenant to pay all property taxes and directly as and when due and payable to the applicable taxing authority.

Landlord agrees to submit tax bills for the Premises to Tenant within at least thirty (30) days prior to the date the taxes on such tax bills are required to be paid to the taxing authority, and Tenant shall cause Subtenant to pay such taxes directly to the taxing authority prior to the date such taxes are due without penalties or fees. At the time Tenant (or Subtenant) pays such taxes, Tenant shall concurrently provide (or cause Subtenant to provide) Landlord with reasonable evidence of such payment.

(c)          Insurance.   Tenant will carry and maintain, at Tenant’s expense, or shall cause Subtenant to carry and maintain, insurance in the types and amounts specified in Article 6 of the OCOM Sublease or such other industry standard amounts as Landlord may from time to time reasonably request, with insurance companies and on forms reasonably satisfactory to Landlord or which are otherwise industry standard.

4.5           Excise and Personal Property Taxes.   Each month, with the payment of Additional Minimum Monthly Rent, Tenant shall pay to Landlord as Additional Rent the amount of any transaction privilege, sales, use, gross proceeds, occupancy, rental or other excise tax or assessment whatsoever then due on account of (or measured by) any amounts payable under this Lease by Tenant (or the receipts thereof by Landlord). If an audit by any taxing authority should at any time result in an assessment of additional taxes with respect to the foregoing, Tenant shall pay the amount of such taxes to Landlord within ten (10) days of written demand. This obligation shall survive the expiration (or earlier termination) of the Lease and shall be enforceable by Landlord as a debt thereafter. Tenant shall also report and pay directly to the applicable governmental authority all transaction privilege, sales, excise, employment and personal property taxes assessed against or imposed upon any improvements, alterations, personal property or trade fixtures of Tenant contained in, located about or used in connection with the Premises, and with respect to any sales, service, professional or other business activities conducted by Tenant on the Premises (collectively “Tenant’s Taxes”). Upon receipt of written request from Landlord, Tenant shall furnish for Landlord’s inspection, within thirty (30) days, official receipts of the appropriate taxing authority or other proof satisfactory to Landlord evidencing payment of Tenant’s Taxes.

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4.6           Late Charges and Interest.   Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of Additional Minimum Monthly Rent or other payment required of Tenant hereunder is not paid within five (5) days following the date due, Landlord may, at its option, charge Tenant a late charge (“Late Charge”) equal to ten percent (10%) of the overdue amount as liquidated damages to compensate Landlord for potential inability to meet financial obligations and the additional expense of handling delinquent payments (the exact amount of Landlord’s injury being impractical to calculate). At Landlord’s option, any sum not paid by Tenant when due shall also bear interest at the rate specified in Section 21.2 from date due until paid in full. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Landlord’s acceptance of a late charge (or interest) shall not waive the underlying delinquency or bar the exercise of other remedies for non-payment under this Lease. Landlord’s acceptance of a delinquent payment without a late charge (or interest) shall not waive the right of Landlord to impose or collect a late charge or interest on a subsequent delinquent payment. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Additional Minimum Monthly Rent, then notwithstanding Section 4.1 or any other provision of this Lease to the contrary, Additional Minimum Monthly Rent shall, at Landlord’s option, become due and payable quarterly in advance.

4.7           Standby Letter of Credit.   On or before the Commencement Date, Tenant shall deliver to Landlord an irrevocable standby letter of credit (“Letter of Credit”) addressed to Landlord as beneficiary and issued by a financial institution reasonably acceptable to Buyer in an amount equal to the Additional Minimum Monthly Rent that Tenant is obligated to pay to Landlord under this Lease from the Commencement Date to the Expiration Date of this Lease, less the Holdback Amount (as defined below). The terms of the Letter of Credit shall be agreed to by Landlord and Tenant prior to the Commencement Date, and the Letter of Credit shall be deposited with American Eagle Title Insurance Company (the “Escrow Agent”) on the Commencement Date, to be held by Escrow Agent in compliance with the Post-Closing Escrow Agreement (as defined below). If Tenant fails to pay Additional Minimum Monthly Rent when due under this Lease and such default is not cured within any applicable notice and cure period, Landlord shall have the right to draw on the Letter of Credit for payment of Additional Minimum Monthly Rent by giving written notice to Tenant and the Escrow Agent, and submitting to Escrow Agent, for delivery to the issuer of the Letter of Credit, a drawing certificate in the form attached to the Letter of Credit. The amount of the Letter of Credit shall be reduced annually as the remaining Additional Minimum Monthly Rent to be paid by Tenant under this Lease is reduced. The Letter of Credit shall be released and cancelled upon payment in full of all Additional Minimum Monthly Rent due to Landlord under this Lease. If the Letter of Credit has an annual expiration date or an expiration date other than the Expiration Date of this Lease, Tenant shall cause the Letter of Credit to be renewed at least ninety (90) days prior to such expiration date. At the Closing (as defined in Section 3.2 of this Lease), Escrow Agent shall retain a portion of the Purchase Price equal to Two Hundred Twenty Thousand Seven Hundred Eighty-Two and No/100 Dollars ($220,782.00) (the “Holdback Amount”), in an escrow account to be held by Escrow Agent pursuant to a post-closing escrow agreement to be executed and delivered at Closing by Landlord, Tenant, and Escrow Agent. The Holdback Amount shall be held and disbursed by Escrow Agent and applied to the last three (3) months of Additional Minimum Monthly Rent due under this Lease in compliance with the Post-Closing Escrow Agreement.

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4.8           Time and Place of Payment.   All amounts to be paid by Tenant hereunder shall be paid to Landlord, on or before 5:00 p.m. local time by deposit into the account set forth on Schedule 4.8 attached hereto, or at such other place as Landlord may from time to time designate in writing.

4.9           Triple Net Lease – Intent.   Landlord and Tenant understand and agree that this Lease is what is commonly known in the commercial real estate industry as a ‘Net, Net, Net Lease’ or ‘Triple Net Lease’. Tenant recognizes and acknowledges, without limiting the generality of any other terms or provisions of this Lease, that it is the intent of the parties hereto that the Subtenant under the OCOM Lease shall be responsible for payment of all costs, expenses and obligations of any kind or nature associated with operating and maintaining the Premises, including real estate taxes, liability and property insurance costs, except where same are expressly and solely the obligation of Landlord, and all amounts to be paid by Tenant hereunder as Rent shall be net to Landlord.

4.10         Rent Coverage Ratio Requirement.   [Reserved]

4.11         Reporting Requirement.   [Reserved]

Article V.
LEASEHOLD IMPROVEMENTS

5.1           Construction Obligations.   Landlord shall have no obligation to construct, install or pay for the construction of any improvements to the Premises (the “Leasehold Improvements”).

5.2           Landlord’s Property.   Unless otherwise provided in the OCOM Sublease, all of the Leasehold Improvements shall remain the property of Landlord upon expiration or earlier termination of the Lease. This extends to, but is not limited to, all cabinetry, wall coverings, floor coverings, window coverings, electrical and plumbing fixtures and conduits, lighting and the Leasehold Improvements placed upon, installed in or attached to the Premises.

Article VI.
USE RESTRICTIONS

6.1           Permitted Use.   Tenant shall cause Subtenant to use the Premises solely for the purpose set forth in Article I of this Lease. Landlord has not made any representations or warranties as to the suitability or fitness of the Premises for the Use, the conduct of Tenant’s business, or for any other purpose. Tenant shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that materially disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. By its execution of this Lease, Tenant represents that, to Tenant’s knowledge, the execution and delivery by Tenant hereof upon the terms described herein will not violate the terms and provisions of any agreement to which Tenant is a party or by which Tenant or any of its properties are bound, the violation of which may have a materially adverse effect on Tenant’s ability to perform its obligations under this Lease. Tenant shall be entitled to access the Premises 24 hours per day, 7 days per week.

6.2           Obligations and Restrictions.   Tenant agrees that it will cause the Subtenant under the OCOM Sublease at its sole expense, to:

(a)          Strictly comply with all statutes, ordinances, orders and regulations of all federal, state, municipal and other government authorities and all rules and standards of any medical or professional associations having jurisdiction over Tenant or Subtenant which pertain to Tenant’s or Subtenant’s occupancy or use of the Premises.

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(b)          Affirmatively determine and strictly comply with all applicable municipal, county, state or federal statutes, ordinances, or regulations concerning discharge and disposal of chemicals and other “hazardous wastes,” whether defined by local, state or federal agencies, which are utilized or generated by Tenant’s or Subtenant’s activities, and comply with Section 8.2 of the OCOM Sublease with respect to "hazardous materials" as defined in the OCOM Sublease (“Hazardous Substances”). In any event, Tenant or Subtenant shall not discharge into the Building’s sanitary sewer system any such chemicals, hazardous wastes, or other noxious, infectious or offensive fluids or solids in violation of any applicable laws.

(c)          Comply with all of the terms and conditions of this Lease.

(d)          Not engage in any activity in or about the Premises that is prohibited by standard form fire insurance policies or that will cause a cancellation of, or an increasing of the premium for, any such insurance policy covering the Building or any part of the Building.

(e)          Not use or permit the Premises to be used in any manner that will constitute waste or a nuisance or jeopardize the structural integrity of the Building or any part thereof.

(f)          Without limiting the other provisions of this Article VI, Tenant or Subtenant shall be responsible, at its sole cost and expense, for handling, removing and disposing of all medical and infectious waste in accordance with the requirements of all applicable laws and local, state and federal agencies, authorities and governmental units (collectively, “Governmental Authorities”).

Article VII.
UTILITIES AND JANITORIAL SERVICES

7.1           Utilities Services.   Tenant acknowledges that Landlord shall have no obligation to provide any utilities services to the Premises. Tenant shall contract, or shall cause the Subtenant under the OCOM Sublease to contract, directly for all utilities services for the Premises and shall pay all Utilities Costs directly to the various utility service providers providing such utility services to the Premises. As used in this Lease, “Utilities Costs” shall mean all actual charges for utilities for the Premises of any kind, including but not limited to water, sewer and electricity, telecommunications and cable service, and the costs of heating, ventilating and air conditioning and other utilities as well as related fees, assessments and surcharges. Tenant, at its sole cost and expense, shall or shall cause the Subtenant under the OCOM Sublease to repair, maintain and replace the Tenant Utility Facilities. As used in this Lease, “Tenant Utility Facilities” shall mean and be deemed to include, but not be limited to, sanitary sewer lines and systems, gas lines and systems, heating, ventilating and air conditioning lines and systems, water lines and systems, fire protection sprinkler heads, lines and systems, and electric power and telephone and communication lines and systems serving the Premises.

7.2           Interruption.   Landlord shall not be liable for any damages arising from or caused by any stoppage or interruption of utility or services supplied to the Premises or Building by reason of riot, strike, fire, flooding, labor disputes, energy shortage, inability to obtain supplies or materials from the usual source of supply, inevitable accident or breakdown, or for the stoppage to or interruption of any such services for the purpose of making routine or necessary maintenance and repairs, or by any other reason beyond the control of Landlord. No such stoppage or interruption shall relieve Tenant from its obligation to pay the full amount of Rent due from Tenant under this Lease or constitute or be construed as a constructive or other eviction of Tenant.

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7.3           Tenant’s Utility Consumption.   Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant.

Article VIII.
CONDITION OF PREMISES

8.1           Tenant’s Acceptance.   Tenant, having been in possession prior to the Commencement Date as set forth in Section 3.2, is conclusively deemed to have accepted the Premises in its “AS IS, WHERE IS, WITH ALL FAULTS” condition. THERE ARE NO WARRANTIES GIVEN OR ADOPTED BY LANDLORD, EXPRESS OR IMPLIED. LANDLORD DISCLAIMS ALL WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR INTENDED PURPOSE. Tenant acknowledges that it has accepted the Assessment Report attached as Exhibit “B” to this Lease and that no representation, statement or warranty, express or implied, other than those expressly contained in this Lease, have been made by or on behalf of Landlord as to the condition of the Premises or as to the use that may be made of the Premises.

8.2           Assumption of Risk.   The use of the Premises, the Leasehold Improvements, and Tenant’s trade fixtures, equipment and personal property by Tenant, its employees and invitees, shall be at Tenant’s sole risk. Tenant hereby waives all claims against Landlord for loss, injury, or damage to all persons and property on the Premises from any cause whatsoever, unless Landlord is deemed to have been grossly negligent or to have engaged in willful misconduct.

8.3           Quiet Enjoyment.   Landlord covenants and agrees with Tenant that so long as Tenant pays Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

Article IX.
MAINTENANCE, REPAIRS, ALTERATIONS, TRADE FIXTURES

9.1           Tenant’s Responsibilities

(a)          The parties hereto acknowledge and agree that the OCOM Sublease is an absolute Triple Net Lease and that Tenant, as “Landlord” thereunder, contemplates that Subtenant is responsible thereunder for furnishing all trade fixtures, equipment, furnishings, and expendables (including, but not limited to, light bulbs, paper goods, soaps, etc.) required by Subtenant in connection with its business and occupancy of the Premises as well as for all maintenance, cleaning, repairs, renovations, retrofitting, replacement and preservation of the Premises (both structural and non-structural, including any Tenant Utility Facilities), which are required to maintain the Premises in same order, condition and repair as of the Possession Date (the “Possession Date Condition”), as confirmed by the Assessment Report attached as Exhibit “B” to this Lease, ordinary wear and tear and casualty damage excepted.

(b)          In addition, Tenant shall cause Subtenant to comply with Subtenant’s obligations under Section 8.2 of the OCOM Sublease with respect to Hazardous Substances. Tenant, in keeping the Premises in Possession Date Condition, shall and shall cause Subtenant to maintain the Premises in accordance with the standards set forth in Article 13 of the OCOM Sublease.

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9.2           Landlord’s Responsibilities.   Tenant acknowledges that Landlord shall have no obligation to maintain, alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises or perform any capital repairs and/or replacements with respect to the Premises.

9.3           Alterations.   Tenant shall not, without Landlord’s prior permission, make, or allow Subtenant to make, any alterations or improvements to the Premises that require the permission of Tenant, as “Landlord” under the OCOM Sublease, without Landlord’s prior written approval. Any permitted alterations or improvements shall be made at Tenant’s or Subtenant’s sole expense, in compliance with the provisions in Article 14 of the OCOM Sublease.

9.4           Trade Fixtures and Equipment.   Tenant shall (at Tenant’s own expense) or shall cause the Subtenant under the OCOM Sublease to provide, maintain, repair and replace all trade fixtures, equipment and furniture required by Tenant or Subtenant to operate its practice or otherwise required under the OCOM Sublease. All such trade fixtures, equipment and furniture shall remain the property of Tenant or Subtenant, subject to Landlord’s lien thereon and any security interest provided for in Article 27 of the OCOM Sublease.

9.5           Liens.   Tenant shall not permit any mechanic’s, materialmen’s or other liens (each, a “Lien”) to be filed against the Building, the Premises or Tenant’s leasehold interest therein. Tenant, at its sole expense, or at the expense of Subtenant if such Lien arises as the result of materials or labor furnished for or on behalf of Subtenant, shall cause any such Lien to be released or shall obtain a surety bond in the minimum amount required by law to discharge any such Lien in accordance with the provisions in Article 15 of the OCOM Sublease. If Tenant fails to cause any such Lien to be so released or bonded within thirty (30) days after Tenant’s receipt of notice thereof, Landlord, without waiving its rights and remedies based on such failure, may cause such Lien to be released by any means Landlord reasonably deems proper, including payment in satisfaction of any claim giving rise to such Lien. Tenant shall pay or shall cause Subtenant to pay to Landlord as Additional Rent, within thirty (30) days after Tenant’s receipt of an invoice from Landlord, any sum paid by Landlord to remove any such Lien, together with interest at the rate prescribed herein from the date of such payment by Landlord until paid by Tenant. Tenant shall have the right to contest any such Lien in good faith provided that Tenant provides reasonable security in connection therewith. Notice is hereby given that Landlord shall not be liable or responsible to persons who furnish materials or labor for or in connection with the Premises or the Building on behalf of Tenant, and Landlord shall have the right at all reasonable times to post on the Premises or the Building and record any notices of non-responsibility which it deems necessary for protection from such Liens.

9.6           Compliance with Laws

(a)          Tenant shall comply and shall cause Subtenant to comply, at its expense, with any and all valid and applicable laws, rules, orders, ordinances, regulations and other requirements, present or future, affecting the Premises, Building or Land that are promulgated by any and all Governmental Authorities having jurisdiction over the same, to the extent the same shall affect or be applicable to Tenant or Tenant’s (or Subtenant or Subtenant’s) use or occupancy of the Premises.

(b)          The Parties agree and acknowledge that it is their mutual intent that: (i) this Lease and any and all payments and/or other actions hereunder shall be in full compliance with any and all applicable laws and regulations, including, without limitation, such laws and regulations applicable to real estate investment trusts, healthcare providers and non-profit organizations, and (ii) nothing herein is intended to or shall be construed to establish any present or future economic or other arrangement in violation of any laws or regulations, including, without limitation, the Medicare/Medicaid Anti-Kickback statute, Section 1877 of the Social Security Act (the “Stark Act”), the Federal Physician Self-Referral laws, and various state laws applicable to healthcare providers and their relationships with physicians and other providers.

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Article X.
ENTRY AND INSPECTION BY LANDLORD

10.1         Entry.   Provided that Landlord complies with the requirements in Article 20 of the OCOM Sublease, Landlord, Landlord’s agents and any person requested by Landlord shall have the right (without liability) to enter the Premises at all reasonable times (upon prior notice which is reasonable under the circumstances) for purposes of discharging Landlord’s obligations under this Lease, inspection to determine compliance with this Lease, showing the Premises to prospective tenants, buyers, and lenders, exercising all other rights under this Lease, and any other lawful purpose. Landlord shall have the right to enter the Premises without notice, and to use any and all means to obtain entry to the Premises, in the event of an emergency for which Landlord reasonably deems advance notice would not be practicable. Any such entry to the Premises by Landlord shall not cause an abatement of rent or otherwise constitute forcible or unlawful entry into or detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof.

Article XI.
SIGNS

11.1         Signs.   Tenant (or Subtenant) shall erect no signs on the Premises or the Building except in accordance with all applicable sign ordinances.

Article XII.
INDEMNIFICATION

12.1         Indemnity.   Except for Landlord’s gross negligence, willful misconduct, or breach of this Lease, Tenant shall indemnify, protect, defend and hold harmless the Premises, Building, Landlord and its agents and representatives, partners and lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or dealing with any act, omission or neglect of Tenant, its agents, contractors, or employees, and out of any Default or Event of Default by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. Except for Landlord’s gross negligence, willful misconduct, or breach of this Lease, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises and Project arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Tenant’s obligations under the provisions of this Section 12.1 shall survive the expiration of the Term or earlier termination of this Lease. Landlord shall indemnify, protect, defend and hold harmless Tenant from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or dealing with any act, omission or neglect of Landlord or its agents, contractors or employees, and out of any Default or Event of Default by Landlord in the performance in a timely manner of any obligation on Landlord’s to be performed under this Lease. Each of Landlord’s and Tenant’s obligations under the provisions of this Section 12.1 shall survive the expiration of the Term or earlier termination of this Lease.

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Article XIII.
INSURANCE

13.1         Insurance Required.   Tenant shall ensure that Subtenant carries the insurance policies and coverages in the types and amounts set forth therein (including without limitation Section 6.1 of the OCOM Sublease) and shall cause Subtenant to have Landlord named as an additional insured on all liability insurance policies and as a loss payee on all property insurance.

13.2         No Increase.   Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents or any adjacent buildings.

13.3         Waiver of Subrogation.   Landlord and Tenant each hereby waives any right of recovery against the other and the authorized representatives of the other for any loss or damage that is covered or required by this Lease to be covered by any policy of insurance maintained with respect to the Premises or the Building or any operations therein, even though such loss or damage might have been occasioned by the negligence of such party. Each party shall cause insurance policies relating to this Lease, the Premises, or the Building to provide that such insurers waive all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policies.

13.4         Exemption of Landlord from Liability.   Landlord shall not be liable for injury or damage to the persons or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, patients, invitees or customers, or any other person in or about the Premises and/or the Building whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord. Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom or for incidental, consequential, special or punitive damages. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises at Tenant’s own risk. Notwithstanding anything contained in this Lease to the contrary, it is expressly understood and agreed that any judgment against Landlord resulting from any default or other claim under this Lease shall be satisfied only out of the net rents, issues, profits and other income actually received from the operation of the Building, and Tenant shall have no claim against Landlord or its members, managers, partners, officers, employees or representatives or any of their personal assets for satisfaction of any judgment with respect to this Lease. In no event shall Tenant or any person claiming by, through or under Tenant have the right to levy execution against any property of Landlord’s members, managers, partners, officers, employees or representatives, other than Landlord’s property.

Article XIV.
FIRE OR OTHER CASUALTY

14.1         Damage; Repair.   If all or a substantial portion of the Premises is rendered untenantable or inaccessible by damage to all or any part of the Building from fire, the elements, accident, or other casualty (collectively, “Casualty”) then, unless Landlord or Subtenant is entitled, and elects, to terminate this Lease pursuant to the provisions of Article 18of the OCOM Sublease, Tenant shall use reasonable efforts to cause Subtenant, at its expense, to repair the Premises and/or Building, as the case may be, to substantially their former condition in accordance with the provisions in Article 18 of the OCOM Sublease. In the event of any Casualty of all or any part of the Premises, Tenant shall immediately: (A) notify Landlord thereof; and (B) deliver to Landlord all insurance proceeds received by Tenant (whether from policies carried by Subtenant or by Tenant) with respect to the Premises and/or Building, excluding proceeds for Tenant’s furniture and other personal property, and Tenant hereby assigns to Landlord all rights of Tenant as “Landlord” under Article 18 of the OCOM Sublease to receive such insurance proceeds.

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14.2         Abatement.   In the event of a casualty, (i) there shall be no abatement of Rent or Additional Rent from the date of the Casualty through the date of substantial completion of the repair with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair, and (ii) in no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or Tenant’s personal property, alterations, additions or improvements to the Premises arising from a Casualty or by reason of any repairs to the Premises and/or the Building necessitated by the Casualty.

14.3         Waiver.   Landlord and Tenant agree that the terms of this Lease and the OCOM Sublease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease, and hereby waive the provisions of any present or future statute to the extent inconsistent herewith. Tenant waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.

Article XV.
ENCUMBRANCES

15.1         Landlord’s Consent Required.   Neither this Lease nor any right to or interest in the Premises or any of the Leasehold Improvements or the Building may be encumbered by Tenant without the prior written consent of Landlord, and any such encumbrance shall be an Event of Default under this Lease.

Article XVI.
CONDEMNATION

16.1         Condemnation.   For purpose of this Article XVI, “Condemnation” shall mean (i) a taking by any public or quasi-public entity, whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord under threat of condemnation or while legal proceedings for condemnation are pending.

16.2         Termination.   If the Premises are totally taken by condemnation, or if a portion of the Premises is taken by condemnation, the provisions in Article 17 of the OCOM Sublease shall apply and Landlord shall have all rights of Tenant as “Landlord” under Article 18 of the OCOM Sublease.

16.3         Award.   Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with the condemnation. Nothing in this paragraph shall give Landlord any interest in or preclude Tenant or Subtenant from seeking, on its own account, any award attributable to personal property or trade fixtures belonging to Tenant or Subtenant or for the interruption of Tenant’s or Subtenant’s business.

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Article XVII.
SUBLEASE, TRANSFER OR ASSIGNMENT

17.1         Landlord’s Consent Required.   Tenant shall not voluntarily or by operation of law assign, transfer, or sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, to any other person to occupy or use the Premises, or any portion thereof (a “Transfer”), without the prior written consent of Landlord, which consent shall be on such terms and conditions as Landlord requires, in its commercially reasonable discretion; provided, that Tenant may effect a Transfer without Landlord’s consent to an entity whose net worth and creditworthiness meets or exceeds the creditworthiness of Tenant as of the date hereof, so long as Tenant provides Landlord with at least forty-five (45) days prior written notice of the proposed Transfer and all supporting documentation evidencing such creditworthiness as Landlord may reasonably require. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. A Transfer without such consent shall be void and shall, at the option of Landlord, constitute an Event of Default under this Lease. The consent of Landlord pursuant to this Section 17.1 to any Transfer shall not relieve Tenant of any of its obligations under this Lease including the obligation to pay rent. However, Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease. Notwithstanding anything herein to the contrary, Landlord acknowledges and hereby consents to the sublease of the Premises by Tenant to Subtenant pursuant to the OCOM Sublease; provided, that for the avoidance of doubt, Landlord’s consent to the OCOM Sublease shall not relieve Tenant of the obligation to provide Landlord with any proposed amendments, waivers or side letter agreements to the OCOM Sublease for Landlord’s prior approval (which may be withheld in its sole discretion).

17.2         Notice of Sublease, Transfer or Assignment

(a)          Tenant shall notify Landlord of any desire to Transfer in writing to Landlord at least forty-five (45) days prior to the anticipated effective date of the Transfer, together with: (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) all of the terms and provisions of the proposed sublease or assignment; and (iv) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee. Tenant’s failure to comply with the provisions of this Section 17.2 shall be an Event of Default of this Lease. Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 as reasonable consideration for Landlord’s considering and processing the request for consent. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested by Landlord.

(b)          In determining whether to reasonably consent to a proposed assignment or subletting, (i) it shall not be unreasonable for Landlord to withhold its consent to any such assignment or subletting if a proposed assignee’s or subtenant’s anticipated or proposed use of the Premises involves an increase in the generation, storage, use, treatment or disposal of any Hazardous Substance over that permitted Tenant or Subtenant hereunder immediately prior to such assignment, or pro rata if regarding a sublease of less than all of the Premises, or will in any way increase any potential risk or liability to Landlord arising out of or related to Hazardous Substances; and (ii) Landlord may consider, among other things, any or all of the following factors: (1) the reputation of the proposed assignee or subtenant (including any principals, partners or shareholders of such assignee or subtenant), including, without limitation, the reputation of the proposed assignee or subtenant for dishonesty, criminal conduct and unethical business practices; (2) whether the business experience and quality of business operations of the proposed assignee or subtenant is comparable to that of Tenant; (3) the credit history of the proposed assignee or subtenant; and/or (4) the intended use of the Premises by the proposed assignee or subtenant.

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(c)          Any proposed assignment or sublease agreement shall contain provisions to the effect that (A) such assignment or sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord and that the assignee or subtenant shall comply with all applicable provisions of this Lease; (B) such assignment or sublease may not be modified without the prior written consent of Landlord (not to be unreasonably withheld, conditioned or delayed); (C) if this Lease shall terminate before the expiration of such assignment or sublease, the assignee or subtenant thereunder will, solely at Landlord’s option and only upon the express written notice of attornment from Landlord, attorn to Landlord and waive any right the assignee or subtenant may have to terminate the assignment or sublease or surrender possession thereunder as a result of the termination of this Lease; and (D) if the assignee or subtenant receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee or subtenant shall thereafter pay all rentals or payments under the assignment or sublease agreement directly to Landlord until such default has been cured. Any attempt or offer by an assignee or subtenant to attorn to Landlord shall not be binding or effective without the express written consent of Landlord. Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant’s right, title, and interest in and to any assignment or sublease now or hereafter existing for all or part of the Premises. Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment.

17.3         Rent.   Landlord may collect Rent directly from the assignees, subtenants, or other transferees; but no Transfer shall be a deemed a waiver of Landlord’s rights under this Article or the acceptance of the proposed assignee, subtenant occupant or transferee, or a release of Tenant from the further performance of the covenants obligating Tenant under this Lease. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. In the event of any assignment or sublease (other than the OCOM Sublease), Landlord shall receive as additional rent hereunder fifty percent (50%) of Tenant’s Excess Consideration (as defined below) derived from such assignment or sublease. If Tenant shall elect to assign or sublet, Tenant shall use reasonable and good faith efforts to secure consideration from any such assignee or subtenant which would be generally equivalent to then-current market rent, but in no event shall Tenant’s monetary obligations to Landlord, as set forth in this Lease, be reduced.

(a)          In the event of a sublease other than the OCOM Sublease, “Excess Consideration” shall mean all rent, additional rent or other consideration actually received by Tenant from such subtenant and/or actually paid by such subtenant on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less marketing costs, attorneys’ fees and brokerage commissions, if any, reasonably incurred by Tenant to procure the sublease, and the cost of any alterations made by Tenant specifically for the benefit of such subtenant.

(b)          In the event of an assignment, “Excess Consideration” shall mean key money, bonus money or other consideration paid by the assignee to Tenant in connection with such assignment, and any payment in excess of fair market value for services rendered by Tenant to assignee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to assignee in connection with such assignment, less marketing costs, attorneys’ fees and brokerage commissions, if any, reasonably incurred by Tenant to procure the assignment, and the cost of any alterations made by Tenant specifically for the benefit of such assignee.

In either case, if part of the Excess Consideration shall be payable by the assignee or subtenant other than in cash, then Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

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17.4         Documentation.   If Landlord consents, or is deemed to have consented, to a Transfer, Tenant may thereafter enter into a written assignment or sublease with the subtenant or assignee, provided that (i) Landlord approves in advance the form and substance of the sublease or assignment agreement, which shall contain such other terms and conditions as Landlord shall require in its sole discretion, (ii) such assignment or sublease is executed within sixty (60) days after Landlord has given its consent to same, (iii) Tenant pays (or causes to be paid) all amounts owed to Landlord under this Article, (iv) there is no Event of Default under this Lease as of the effective date of the assignment or sublease, (v) there have been no material adverse changes (since the date on which Landlord’s consent was given) with respect to the financial condition of the proposed subtenant or assignee or the business which said party plans to conduct on the Premises, and (vi) a fully executed original of such assignment or sublease (which shall state that the assignee or subtenant agrees to be bound by all of the terms, covenants and conditions of this Lease) is delivered promptly to Landlord. Tenant agrees to defend and indemnify fully Landlord with respect to all costs (including attorneys’ fees expended by Landlord in connection with any such claim) and liability for compensation claimed by any broker or agent employed by Tenant in connection with any Transfer.

17.5         No Termination of OCOM Sublease.   The mutual termination or cancellation of this Lease, or a termination hereof by Landlord for Event of Default by Tenant shall not work a merger, and shall operate as an assignment to Landlord of Tenant’s interest under the OCOM Sublease.

17.6         Definition of Sublease, Transfer or Assignment.   If Tenant is a partnership or limited liability company, a withdrawal or change, voluntary, involuntary, or by operation of law, of the member, members, partner or partners owning 51% or more of the partnership or the limited liability company, or the dissolution of the partnership or limited liability company, shall be deemed a Transfer. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of 51% of the value of assets of Tenant, shall be deemed a Transfer. The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least 51% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. This paragraph shall not apply to corporations whose stock is traded through an exchange or over the counter. A Transfer of Tenant’s interest in this Lease without Landlord’s specific prior written consent shall be a Default curable after notice pursuant to Section 17.2. Notwithstanding anything herein to the contrary, Landlord hereby consents to Tenant’s assignment of its rights and obligations under this Lease to an affiliate of Tenant so long as Anthony Cruse continues to holds, directly or indirectly, more than fifty percent (50%) of an ownership interest in any such affiliate and such affiliate remains subject to his control, and agrees that such assignment shall not constitute a Transfer as defined herein.

17.7         REIT Protection.   Notwithstanding anything in this Lease to the contrary, (a) no assignment or subletting shall be consummated on any basis such that the rental or other amounts to be paid by the transferee or sublessee thereunder would be based, in whole or in part, on the income or profits derived by any person from the Building; (b) Tenant shall not consummate an assignment or subletting with any person in which Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code of 1986, as amended [the “Code”]), (i) in the case of any person which is a corporation, stock of such person possessing 10 percent or more of the total combined voting power of all classes of stock entitled to vote, or 10 percent or more of the total value of shares of all classes of stock of such person, or (ii) in the case of any person which is not a corporation, an interest of 10 percent or more in the assets or net profits of such person; and (c) Tenant shall not consummate an assignment or subletting with any person or in any manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any assignment or subletting document to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or that could cause any other income of Landlord, or affiliate of Landlord, to fail to qualify as income described in Section 856(c)(2) of the Code. Consistent with the foregoing, Tenant shall first provide to Landlord in writing the name of the proposed transferee or sublessee, as applicable, and the terms of the assignment or sublease, as applicable, and Landlord shall within twenty (20) days of receipt review and approve such transaction as being in compliance with the terms of this Section 17.7.

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17.8         Additional Terms and Conditions Applicable to Subletting.   The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)          Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a Event of Default (as defined in Section 19.1) shall occur in the performance of Tenant’s obligations under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a Event of Default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. Subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such Event of Default exists and notwithstanding any notice or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant, or, until the Event of Default has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

(b)          In the event of an Event of Default by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sublandlord or for any other prior Defaults or Event of Defaults of such sublandlord under such sublease.

(c)          Any matter or thing requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord herein.

(d)          No subtenant shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent.

17.9         Assignment by Landlord.   Landlord may freely assign, sell or otherwise transfer the Premises or this Lease, or Landlord’s interest hereunder, without Tenant’s consent.

Article XVIII.
SUBORDINATION/ATTORNMENT

18.1         Subordination.   Tenant’s interest under this Lease shall be subordinate to both the priority and terms of the lien of any ground lease, deed of trust or other construction or permanent mortgage financing (hereinafter collectively referred to as “Mortgage Financing”) now or hereinafter recorded by Landlord against the Premises or on the land or Building of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that until a lender becomes the owner of the Premises, if ever, no lender holding the lien of any such Mortgage Financing (a “Security Device”) shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord’s default with respect to any such obligation, Tenant will give any lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord’s default and allow such lender thirty (30) days (or if more than thirty (30) days is required to effect such cure, such additional time as may be necessary) following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof. If any lender shall elect to have this Lease and/or Tenant’s rights hereunder superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease and such rights shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

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18.2         Modification Upon Refinance.   If at any time Landlord desires to obtain new Mortgage Financing for the land and Building of which the Premise are a part, Tenant agrees to reasonable amendments to the Lease as may be requested by a lender who proposes to fund such Mortgage Financing provided such amendments do not decrease Tenant’s rights or Landlord’s obligations, or increase Tenant’s obligations under this Lease. Tenant further consents to an assignment of the Landlord’s interest in this Lease to Landlord’s lender as required under any Mortgage Financing now or hereafter recorded.

18.3         Foreclosure Sale.   If the Premises or the Building or the land of which the Building or the Premises are a part is sold pursuant to a default under any underlying Mortgage Financing, or pursuant to a transfer in lieu of foreclosure, Tenant, at the mortgagee’s or purchaser’s election, shall not disaffirm this Lease but shall attorn to the mortgagee or purchaser, and if so requested enter in to a new lease for the remainder of the Lease Term, so long as such new lease does not decrease Tenant’s rights or Landlord’s obligations or increase Tenant’s obligations beyond that under this Lease. In the event of such foreclosure and such election, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, or (ii) be subject to any offsets or defenses which Tenant might have against any prior landlord.

18.4         Self-Operative.   This provision shall be self-operative; provided, however, Tenant agrees to execute and deliver, if Landlord shall so request, such further instruments (in recordable form) as are necessary to evidence Tenant’s subordination agreement or otherwise subordinate this lease to the lien of any Mortgage Financing, to acknowledge Tenant’s consent to assignment, and to affirm the attornment provisions set forth herein. Tenant’s obligation to provide a subordination agreement under this Section 18.4 shall be conditioned on Tenant receiving from the holder of the Security Device commercially reasonable covenants of non-disturbance on such holder’s form.

18.5         Cooperation.   Tenant agrees to cooperate in good faith with Landlord and its lenders in connection with any financing by Landlord, including reasonably consenting to an amendment to the Lease, consistent with Sections 18.2 and 18.4, based upon a lender’s good faith determination of any deficiencies in the Lease that cause the Lease not to be financeable; provided that any such amendment does not (a) materially decrease Tenant’s rights or Landlord’s obligations, (b) materially increase Tenant’s obligations, or (c) affect Monthly Minimum Rents or Additional Rent.

Article XIX.
DEFAULT AND REMEDIES

19.1         Default.   The occurrence of any of the following shall constitute a “Default” or “Event of Default” by Tenant under this Lease:

(a)          Tenant’s failure to pay Additional Minimum Monthly Rent, Additional Rent, Late Charges, Interest or any other sum required by this Lease to be paid by Tenant on the date same is due, and such failure continues for ten (10) days after written notice thereof from Landlord;

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(b)          Tenant’s failure to perform any other provision of this Lease that is not an obligation of Subtenant under the OCOM Lease, if the failure continues for thirty (30) days after written notice thereof from Landlord;

(c)          If a petition or proceeding under the Federal Bankruptcy Act or any amendment thereto is filed or commenced by or against Tenant or any guarantor of this Lease, and if against Tenant or any guarantor, said proceedings shall not be dismissed within sixty (60) days following the commencement thereof;

(d)          If Tenant is adjudged insolvent, makes an assignment for the benefit of its creditors or enters into a similar arrangement with its creditors;

(e)          If a writ of attachment or execution is levied on Tenant’s interest in the Premises and is not released or satisfied within sixty (60) days thereafter;

(f)          If a receiver or trustee is appointed in any proceeding or action to which Tenant is a party with authority to take possession or control of the Premises or the business conducted thereon by Tenant;

(g)          A Default or the occurrence of an Event of Default under any lease (other than this Lease), agreement or contract between Tenant and Landlord;

(h)          Tenant’s dissolution or liquidation; or

(i)          The occurrence of any other event described as a Default or Event of Default elsewhere in this Lease, or any Exhibit or amendment hereto.

19.2         Remedies.   Upon a default by Tenant under this Lease that does not constitute a Subtenant Default (as provided in Section 2.3), Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative, and shall be in addition to any other remedies now or hereafter allowed at law or in equity:

(a)          Landlord may terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued under this Lease to the date of termination of possession; and (2) all Additional Minimum Monthly Rent required hereunder to be paid by Tenant during the remainder of the Term. No such taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention has been given to Tenant by Landlord. Should Landlord at any time terminate this Lease by reason of any Default by Tenant, in addition to any other remedies it may have, Landlord may recover from Tenant as a debt, payable on demand, all losses Landlord may incur with respect thereto, including, without limitation, the expenses of recovering the Premises and the value (at the time of the Lease termination) of the economic value of the Lease for the remainder of the Term, all of such losses (and such debt) to be immediately due and payable from Tenant to Landlord upon written demand. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required hereunder was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required hereunder;

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(b)          Landlord may terminate this Lease at any time, and whether or not Landlord has exercised the rights as outlined in Section 19.2(a) above, repossess and enjoy the Premises as its former estate. Such forfeiture shall be wholly without prejudice to the right of Landlord to recover arrears of rent or damages for any antecedent breach of Tenant’s covenants, obligations or agreements under this Lease, and provided further that, notwithstanding any such forfeiture, Landlord may recover from Tenant the economic value of the Lease for the remainder of the Term suffered by reason of this Lease having been terminated. No such action on the part of Landlord and no reentry or taking of possession of the Premises by Landlord shall be construed as an election on the part of Landlord to terminate this Lease unless, at the time of or subsequent to such reentry or taking of possession, written notice of such intention has been given to Tenant;

(c)          Subject to the rights of Subtenant under the OCOM Sublease, Landlord may re-enter and retake possession of the Premises, using such lawful force (against the Premises) as it may deem necessary and lawful for that purpose, without being liable in respect thereof or for any loss or damage occasioned thereby. Tenant hereby expressly releases Landlord from all actions, proceedings, claims and demands whatsoever for or in respect of any such forcible entry, or any loss or damage that may be sustained by Tenant in respect therewith;

(d)          Landlord may remove all Tenant’s personal property and trade fixtures (but not the personal property and trade fixtures of Subtenant) and store them all at Tenant’s risk and expense; if Tenant fails to pay the cost of such storage after the property has been stored for a period of ninety (90) days, Landlord may sell such property at public or private sale, in a manner and at such times and places as Landlord in Landlord’s sole discretion deems advisable, without prior notice to or demand upon Tenant for payment of any part of the cost of removal or storage. The proceeds of any such sale shall be applied (i) first, to the payment of the expenses of such sale, including, but not limited to, attorneys’ fees actually incurred; (ii) next, to the payment of expenses for removal and storage of the property; (iii) next, to the payment of any other sums then due or to become due from Tenant to Landlord under the terms of this Lease; and (iv) last, the balance, if any, to Tenant. The remedy provided in this paragraph is in addition to, and not in lieu of, any rights or remedies Landlord may have pursuant to its statutory landlord’s lien or any security interest established herein. Tenant hereby waives all claims for damages that may be caused by Landlord’s reentering and retaking possession of the Premises or removing and storing Tenant’s personal property and/or trade fixtures, and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any loss, liability, cost, expense or damage resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord; and/or

(e)          The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant’s occupancy of the Premises.

(f)          Notwithstanding anything contained in this Lease to the contrary, it is expressly understood and agreed that except for Tenant’s obligation to pay Additional Minimum Monthly Rent, which shall be secured by a Letter of Credit and the Holdback Amount as provided in Section 4.7 of this Lease, the liability of Tenant to Landlord (or any person or entity claiming by, through or under Landlord) for any Default by Tenant under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises shall be recoverable only from Tenant’s leasehold interest under the OCOM Sublease, and Tenant (and its members, managers, partners, officers, employees or representatives) shall not be personally liable for any deficiency.

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Article XX.
SECURITY MEASURES

20.1         Security Measures.   Landlord shall have no obligation whatsoever to provide guard service or other security measures to the Premises or Building, and Tenant assumes all responsibility for the protection of the Premises and Tenant’s property, its employees, agents, and invitees from the acts of third parties. Tenant agrees that in no event shall Landlord be liable for the effectiveness of any guard service, alarms, locked or secured entries to the Premises or Building or any other security measures, or for any supplemental security measures installed or required by Tenant applicable to the Premises.

Article XXI.
MISCELLANEOUS

21.1         Estoppel Certificates.   From time to time, Tenant, within ten (10) business days after notice, shall execute and deliver to Landlord, in recordable form, a certificate stating that this Lease is in full force and effect (as modified, if applicable, and stating the modification) and confirming any other information whatsoever reasonably requested by Landlord to establish the terms and status of the terms created by this Lease. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the requested certificate within the ten (10) business day period, Landlord may prepare, execute and deliver the certificate on behalf of Tenant to any third party (who is expected to rely thereon) and Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact (coupled with an interest) with full power to do so.

21.2         Interest Rate.   Except where specified to the contrary elsewhere in this Lease, any payment of money required of Tenant, if not paid when due, shall bear interest at an annual rate equal to the greater of 5% over the published prime commercial borrowing rate of the Bank of America, N.A., adjusted daily, or 12% per annum, whichever is greater.

21.3         Default by Landlord; Liability of Landlord.   In the event of any breach or default by Landlord in the performance of its obligations under this Lease, Tenant shall give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period if more than thirty (30) days shall be required because of the nature of the default, provided that Landlord has commenced the curing of such default within such thirty (30) day period and is proceeding diligently thereafter) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Any claims by Tenant against Landlord shall be limited to the extent of Landlord’s interest in the Building, notwithstanding any Applicable Law to the contrary. Furthermore, Tenant expressly waives any and all rights to proceed against the individual partners, members, officers, directors or shareholders of Landlord. Tenant agrees that if Landlord sells the Building, Landlord shall immediately and automatically be relieved from all liability under the Lease with respect to events occurring after Landlord’s sale of the Building. Tenant agrees that if any Security Deposit or prepaid rents have been paid by Tenant, Landlord may transfer or credit the Security Deposit or prepaid rent to Landlord’s successor, and upon such transfer or credit Landlord shall immediately and automatically be discharged from further liability for the same. The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the tenant’s interest in the prior lease. In the event of a transfer of Landlord’s title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any and all prepaid rent held by Landlord at the time of such transfer or assignment. Upon such transfer or assignment, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by “Landlord”, except for obligations and/or covenants arising from events happening prior to such transfer or assignment. The obligations and/or covenants in this Lease to be performed by Landlord shall be binding only upon Landlord as defined in this Section 21.3.

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21.4         Binding Effect.   This Lease shall extend to and bind the respective heirs, personal representatives, successors, and permitted assigns of the parties.

21.5         No Venture/Partnership.   This Lease shall not be construed to make Landlord a partner or joint venturer of Tenant, the relationship between Landlord and Tenant with respect to this Lease being solely that of landlord and tenant.

21.6         Choice of Law and Venue.   This Lease and its performance shall be governed by the laws of the State of Oklahoma, without regard to any conflicts of laws of choice of law provisions thereof. The parties agree that any court action relating to this Lease shall be instituted and prosecuted only in a court of competent jurisdiction in Oklahoma County, Oklahoma, and each party waives its rights, if any, to institute or prosecute suit in any other forum than Oklahoma County, Oklahoma.

21.7         Notices.   All notices demands and communications of any kind to be given to either party hereunder must be given in writing at the appropriate address indicated herein, and must be given only by one of the following methods: (i) personal delivery, (ii) depositing the same in the United States mail, postage prepaid, certified, return receipt requested, or (iii) reputable air courier service which provides written evidence of delivery. Any notice required to be given under this Lease shall, on the front of each envelope in upper case letters, in a black bolded font of a size not less than 10-point type, state words that indicate the type of notice enclosed and its urgency. For example, if a party is notifying the other party of a default under this Lease, the party giving such notice shall type the words: “URGENT: NOTICE OF DEFAULT”.

The parties may from time to time change the location for notices by giving written notice to the location then in effect for giving written notices under this Lease.

21.8         Construction.   The parties agree that each party has reviewed this Lease and has had the opportunity to have counsel review the same, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Lease or any amendments or any exhibits hereto. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

21.9         Attorneys’ Fees.   Tenant shall pay to Landlord all amounts for all costs (including reasonable attorney’s fees) incurred by Landlord in connection with any breach, Default or Event of Default by Tenant under this Lease or incurred in order to enforce the terms or provisions of this Lease. Landlord shall pay to Tenant all amounts for all costs (including reasonable attorney’s fees) incurred by Tenant in connection with any breach or default by Landlord under this Lease or incurred in order to enforce the terms or provisions of this Lease. If any action is commenced to recover any sum under this Lease, or enforce any right or obligation under this Lease, the prevailing party shall be entitled to recover from the other reasonable attorneys’ fees, as fixed by the court and not the jury. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition to the foregoing award of attorneys’ fees to the Prevailing Party, the Prevailing Party shall be entitled to its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Lease into any judgment on this Lease. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Event of Default.

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21.10      Waiver.   No obligation, term, covenant, condition or agreement in this Lease (collectively, “Obligation”) shall be deemed waived by Landlord unless such waiver is in writing and signed by Landlord. No waiver of an Obligation by Landlord will imply or constitute further waiver of that or any other Obligation. The failure of Landlord to: (i) seek redress for a breach of or default in, or (ii) insist upon the strict performance of, any Obligation or of any of the rules and regulations set forth herein or hereinafter adopted by Landlord shall not be deemed a waiver of any rights or remedies Landlord may have, and shall not be deemed a waiver of any subsequent breach of, or default in, such Obligation or such rules and regulations.

(a)          No Acceptance of Surrender.   No act or thing done by Landlord or Landlord’s agents during the term of this Lease will be deemed an acceptance of surrender of the Premises, and no agreement to accept a surrender will be valid unless in writing, signed by Landlord. The delivery of Tenant’s keys to any employee or agent of Landlord will not constitute a termination of this Lease unless Landlord has entered into a written agreement to that effect.

(b)          No Waiver of Payment.   No payment by Tenant, nor receipt by Landlord, of a lesser amount than the Rent or other charges stipulated in this Lease will be deemed to be anything other than a payment on account of the earliest stipulated Rent. No endorsement or statement on any check, or any letter accompanying any check or payment as Rent, will be deemed an accord and satisfaction. Landlord will accept the check for payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy available to Landlord.

(c)          No Consent to Sublet or Assignment.   If this Lease is assigned, or if the Premises or any part of the Premises are sublet or occupied by anyone other than Tenant or the Subtenant under the OCOM Sublease, any collection by Landlord of Rent from the assignee, subtenant or occupant will not be deemed a waiver of the covenant of this Lease against assignment and subletting, or the acceptance of the assignee, subtenant, or occupant as a tenant, or a release of Tenant from the complete performance by Tenant of its covenants in this Lease.

(d)          Performance Under Protest.   If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

21.11      Integration; Amendments.   This Lease and any exhibits attached or to be attached hereto set forth the entire agreement between Landlord and Tenant concerning the Premises. Except as otherwise provided herein, no subsequent amendment to this Lease shall be binding unless reduced to writing and signed by the parties. If a provision of an addendum and the Lease are in conflict, the provision of the addendum shall govern.

21.12      Severability.   If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall not be otherwise affected, impaired or invalidated.

21.13      Brokerage.   Tenant represents and warrants that it has dealt only with the broker(s) identified in Article I of this Lease and/or with Landlord and its direct employees, and no other broker or agent in connection with the negotiation or execution of this Lease. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all damages, losses, liabilities, costs, or expenses including without limitation all attorneys’ fees and disbursements incurred by reason of any claim of a liability to any other broker or other person for commissions or other compensation or charges with respect to the negotiation, execution and delivery of this Lease. Landlord will pay Landlord’s broker a commission in connection with this Lease pursuant to separate agreement between Landlord and Landlord’s broker.

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21.14      Force Majeure.   If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reasons of acts of God, strikes, lockouts, labor troubles, civil disorder, inability to procure materials, restrictive governmental laws, regulations, or other cause without fault and beyond the control of the party obligated, performance of such acts shall be excused for the period of delay and then for a period of time reasonably necessary to perform the act; provided, however, nothing in this Section 21.14 shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder, except as may be expressly provided elsewhere in this Lease.

21.15       Holding Over.   Tenant has no right to retain possession of the Premises or any part thereof beyond the Expiration Date or earlier termination of this Lease. If Tenant shall hold over after the Term (or Extended Term, if applicable), Tenant shall become a Tenant on a month-to-month basis at a minimum monthly rent equal to one and one half (1½) times the Additional Minimum Monthly Rent specified for the last month of the Lease; provided, further, that all the terms, covenants and conditions herein specified shall remain in full force and effect. This Lease shall terminate on the Expiration Date except with respect to obligations and liabilities of Landlord or Tenant hereunder, actual or contingent, which have arisen on or prior to the Expiration Date. On the Expiration Date, subject to the rights of the Subtenant under the OCOM Sublease, which shall continue in effect as a direct lease between Landlord and the Subtenant, Tenant shall surrender the Premises to Landlord in the condition in which the Premises were originally received from Landlord, except for ordinary wear and tear (and subject to Casualty or Condemnation as provided in Articles XIV and XVI of this Lease), together with all alterations, improvements or additions made during the Term pursuant to the terms of this Lease or the OCOM Sublease. This Lease shall terminate on the Expiration Date without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives any right of notice to vacate the Premises by Landlord, and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Premises from Tenant in the event Tenant holds over to the same extent as if notice had been given. In addition, Tenant shall defend and reimburse Landlord for all losses, liabilities, claims, costs, expenses, damages and attorneys’ fees incurred by Landlord based on Tenant not vacating the Premises by the Expiration Date.

21.16      No Recordation.   Landlord and Tenant hereby and expressly agree that neither this Lease nor any memorandum hereof shall be recorded in any public office; however, a financing statement and any similar instrument or document evidencing and perfecting the security interest granted to Landlord hereunder may be properly recorded and filed in accordance with the provisions of the Uniform Commercial Code.

21.17      Time is of the Essence.   Time is of the essence of this Lease and of every term, covenant, condition and obligation hereof.

21.18      Waiver of Jury Trial.   Landlord and Tenant hereby knowingly, voluntarily and intentionally waive, to the extent permitted by applicable law, the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Lease or any documents contemplated to be executed in connection herewith or any course of conduct, course of dealings, statements (whether oral or written) or actions of either party arising out of or related in any manner to the Premises (including, without limitation, any action to rescind or cancel this Lease or any claims or defenses asserting that this Lease was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for Landlord to enter into and accept this Lease.

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21.19      Authorization.   If Tenant executes this Lease as a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that he or she is a general partner of the partnership and that this Lease is binding upon the partnership in accordance with its terms. If Tenant executes this Lease as a corporation or a limited liability company, each of the persons executing this Lease on behalf of Tenant covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company in its home state, that Tenant has and is qualified to transact business in the State of Oklahoma, that the corporation or limited liability company has full right, authority and power to enter into this Lease and to perform its obligations hereunder, that each person signing this Lease on behalf of the corporation or limited liability company is authorized to do so, and that this Lease is binding upon the corporation or limited liability company in accordance with its terms.

21.20      ADA.   Tenant hereby acknowledges that the Premises is subject to the Americans with Disabilities Act of 1990 and related rules and regulations (collectively, the “ADA”) and that the ADA may require substantial modifications to the use and/or physical structure of the Premises. Tenant shall use reasonable efforts to cause Subtenant to modify the Premises as a result of any amendments or changes in the ADA occurring after the effective date hereof, in accordance with Article 8 of the OCOM Sublease.

21.21      Counterparts.   This Lease may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. A party’s signature on this Lease or any amendment hereto may be provided by facsimile and shall be effective upon transmission to the other party hereto.

21.22      Tenant’s Representations and Warranties.   Tenant hereby represents, warrants and agrees that: (1) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease; (2) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant; and (3) Tenant has no current offset or defense to Tenant’s performance or obligations under the Lease.

21.23      Multiple Parties.   Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

21.24      Covenants and Conditions.   All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

21.25      Survival.   All representations, warranties, covenants, conditions and agreements contained herein which either are expressed as surviving the Expiration Date or which, by their nature, are to be performed or observed, in whole or in part, after the termination or expiration of this Lease, shall survive the termination or expiration of this Lease.

21.26      Assignment of Rents.   If any part of the Premises is at any time subject to a first mortgage or a first deed of trust, and this Lease or the rentals due from Tenant hereunder are assigned by Landlord to a mortgagee, trustee or beneficiary (“Assignee” for purposes of this Section 21.26 only) and Tenant is given written notice of the assignment including the post office address of Assignee, then Tenant shall give written notice of any default by Landlord to Assignee at the same time it gives such notice to Landlord, specifying the default in reasonable detail and affording Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when Assignee has made performance on behalf of Landlord, the default shall be deemed cured.

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21.27      Business Day.   Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a holiday recognized by the federal government or a day on which national banks in the Oklahoma County, Oklahoma are authorized, or obligated, by law or executive order, to close.

21.28      Guarantor.   [Intentionally Omitted.]

21.29      Reservations.   Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement right, dedication, map or restriction.

21.30      Waiver of Right of Redemption.   Tenant waives any and all rights of redemption granted under any present and future laws in the event Landlord obtains the right to possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

21.31      Matters of Record.   Tenant agrees that (i) as to its leasehold estate, it and all persons in possession or holding under it will conform to and will not violate the terms of any covenants, conditions, restrictions, easements, ground leases, mortgages or deeds of trust currently of record (collectively, “Agreements”), and (ii) this Lease is subordinate to the Agreements and any amendments or modifications thereto; provided, however, if the Agreements are not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the Agreements upon recordation so long as the Agreements do not materially interfere with or prevent Tenant from using the Premises for the Permitted Use, and do not materially diminish the rights or materially increase the obligations of Tenant under this Lease. Tenant further agrees to execute and return to Landlord, within twenty (20) days of written demand by Landlord, an agreement in recordable form subordinating this Lease to the Agreements.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto signed this Master Lease effective the date first above written.

Landlord:	Tenant:

GMR OKLAHOMA CITY, LLC,	CRUSE-TWO, L.L.C.,
a Delaware limited liability company	an Oklahoma limited liability company

By:	Global Medical REIT, LP,
	a Maryland limited partnership		By:
Name:
	By:	Global Medical REIT Inc.,		Title:
a Maryland corporation

By:
Name:
	Its:	Authorized Signatory

S-1

EXHIBIT “A

DEPICTION OF PREMISES

(see attached)

Exhibit “A” – Page 1

EXHIBIT “B”

ASSESSMENT REPORT

(see attached)

Exhibit “B” – Page 1

EXHIBIT “C”

RENT DIRECTION LETTER

_____________, 2017

Oklahoma Center for Orthopaedic & Multi-Specialty Surgery, LLC

Attention: ____________

8125 South Walker Avenue

Oklahoma City OK 73139

Re:	Amended and Restated Building Lease dated September 1, 2014 (“Lease”) between Cruse-Two, L.L.C. (“Landlord”) and Oklahoma Center for Orthopaedic & Multi-Specialty Surgery, LLC (“Tenant”)

Ladies and Gentlemen:

Landlord has entered into certain agreements pursuant to which Landlord has (1) sold to GMR _________, LLC (“Buyer”) the Premises that Tenant leases from Landlord under the above-referenced Lease, and (2) entered into a Master Lease Agreement with Buyer (the “Master Lease”), pursuant to which Landlord will lease the Premises back from Buyer until February 28, 2022 (the “Master Lease Expiration Date”).

Under the terms of the Master Lease Agreement, Landlord has agreed that all Monthly Rent due to Landlord under the Lease should be paid directly to Buyer during the term of the Master Lease, instead of being remitted to Landlord.

Landlord hereby notifies Tenant that commencing on _____________, 2017, and continuing until the Master Lease Expiration Date or such time as Tenant receives written notice from Buyer or its successors and assigns, Tenant shall pay directly to Buyer, at such address and place as Buyer may designate, all Monthly Rent due to Landlord under the Lease and shall, in addition to sending copies of all notices to Landlord, send copies of all notices pursuant to the Lease to such person and place as Buyer may designate. Landlord and Tenant hereby confirm that all installments of Monthly Rent due under the Lease are due on the first day of each month.

Buyer hereby notifies Tenant that all Monthly Rent due to Landlord under the Lease on and after __________________, 2017, shall be paid to Buyer, and if paid by wire transfer as follows:

or, if paid by check, by check made payable to _______________________, and sent to:

Exhibit “C” – Page 1

Copies of all notices, statements, reports and other information sent to Landlord under the Lease shall also be sent to Buyer at the following addresses:

This notice may be executed in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be the same instrument.

Exhibit “C” – Page 2

Please acknowledge receipt of this letter by signing the enclosed copy and returning the countersigned letter by email to __________________ at _______________________.

LANDLORD:	CRUSE-TWO, L.L.C., an Oklahoma limited liability company

By:
Name:
Title:

BUYER:	GMR OKLAHOMA CITY LLC,
a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:
OKLAHOMA CENTER FOR ORTHOPAEDIC
& MULTI-SPECIALTY SURGERY, LLC,
an Oklahoma limited liability company

By:
Name:
Title:

Date:	______________, 2017

Cc:

Exhibit “C” – Page 3

Schedule 4.8

PAYMENT ACCOUNT

NAME/ADDRESS:	GMR Oklahoma City LLC Operating Acct
4800 Montgomery Lane, Suite 450
Bethesda, MD 20814

BANK NAME:	Capital One Bank

ADDRESS:	275 Broadhollow Road
Melville, NY 11747

ROUTING #	065000090

ACCOUNT #	[___________]

ADDITIONAL INFO:	OCOM Rent

Exhibit “C” – Page 1